EXHIBIT 99.3

                        BIOMERICA, INC. AND SUBSIDIARIES


                                    CONTENTS

================================================================================

       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                  FS-2


       CONSOLIDATED FINANCIAL STATEMENTS

           Consolidated Balance Sheet as of May 31, 2003                   FS-3

           Consolidated Statements of Operations and
             Comprehensive Loss for the Years Ended
             May 31, 2003 and 2002, respectively                    FS-4 - FS-5

           Consolidated Statements of Shareholders' Equity
             for  the Years Ended May 31, 2003 and 2002             FS-6 - FS-7

           Consolidated Statements of Cash Flows for the
             Years Ended May 31, 2003 and 2002                      FS-8 - FS-9


           Notes to Consolidated Financial Statements             FS-10 - FS-56

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Biomerica, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Biomerica, Inc. and Subsidiaries (the "Company") as of May 31, 2003, and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years ended May 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biomerica, Inc. and Subsidiaries as of May 31, 2003, and the results of their operations and their cash flows for the years ended May 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has historically reported net losses and negative cash flows from operations, which raise serious liquidity concerns. Management estimates that its available cash resources as of May 31, 2003 along with cost reductions will be sufficient to fund planned operations through May 31, 2004. These operating and liquidity issues, amongst other concerns, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 to the accompanying consolidated financial statements. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



                                                                BDO SEIDMAN, LLP

Costa Mesa, California
August 11, 2003

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET

================================================================================

MAY 31,                                                                 2003
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                        $   525,167
   Available-for-sale securities                                         13,112
   Accounts receivable, less allowance for doubtful
     accounts and sales returns of $120,045                           1,663,236
   Inventories, net                                                   2,649,932
   Prepaid expenses and other                                           171,423
--------------------------------------------------------------------------------

Total current assets                                                  5,022,870
--------------------------------------------------------------------------------

INVENTORIES, non-current                                                 25,000
--------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, at cost
   Equipment                                                          2,928,126
   Construction in progress                                             186,433
   Furniture, fixtures and leasehold improvements                       427,377
--------------------------------------------------------------------------------
                                                                      3,541,936

ACCUMULATED DEPRECIATION AND AMORTIZATION                            (3,154,952)
--------------------------------------------------------------------------------

Net property and equipment                                              386,984

INTANGIBLE ASSETS, net                                                   69,775

OTHER ASSETS                                                             43,400
--------------------------------------------------------------------------------
                                                                    $ 5,548,029
================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit                                                  $        426
   Accounts payable and accrued expenses                              1,280,134
   Accrued compensation                                                 342,900
   Current portion of shareholder debt                                   59,048
   Net liabilities from discontinued operations                         365,119
--------------------------------------------------------------------------------

Total current liabilities                                             2,047,627
--------------------------------------------------------------------------------


SHAREHOLDER DEBT                                                        254,502


MINORITY INTEREST                                                     2,146,061
--------------------------------------------------------------------------------


SHAREHOLDERS' EQUITY
   Common stock, $.08 par value; 25,000,000 shares
     authorized; 5,522,431 shares issued and
     outstanding and 18,000 shares subscribed                           446,293
   Additional paid in capital                                        17,117,393
   Accumulated other comprehensive loss                                  (9,657)
   Accumulated deficit                                              (16,454,190)
--------------------------------------------------------------------------------

Total shareholders' equity                                            1,099,839
--------------------------------------------------------------------------------

                                                                   $  5,548,029
================================================================================

                      SEE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND
                        ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

================================================================================

YEARS ENDED MAY 31,                                      2003           2002
--------------------------------------------------------------------------------

NET SALES                                            $ 9,059,938    $ 8,598,054

Cost of sales                                          6,161,485      6,062,462
--------------------------------------------------------------------------------

GROSS PROFIT                                           2,898,453      2,535,592
--------------------------------------------------------------------------------

OPERATING EXPENSES
   Selling, general and administrative                 2,845,495      2,841,255
   Research and development                              262,841        159,758
--------------------------------------------------------------------------------

Total operating expenses                               3,108,336      3,001,013
--------------------------------------------------------------------------------

OPERATING LOSS FROM CONTINUING OPERATIONS               (209,883)      (465,421)

OTHER INCOME (EXPENSE)
   Interest expense, net of interest income              (32,267)       (40,370)
   Other income (expense), net                            69,526        (32,667)
--------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before minority
   interest in net loss of consolidated
   subsidiaries and income taxes                        (172,624)      (538,458)

MINORITY INTEREST IN NET INCOME OF
   CONSOLIDATED SUBSIDIARIES                             (49,024)       (26,154)
--------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before income taxes    (221,648)      (564,612)

INCOME TAX EXPENSE                                         2,219          2,060
--------------------------------------------------------------------------------

NET LOSS FROM CONTINUING OPERATIONS                     (223,867)      (566,672)

DISCONTINUED OPERATIONS
   Loss from discontinued operations, net                (41,746)       (78,544)
   Gain on sale, net of tax of $0                             --        224,481
--------------------------------------------------------------------------------

NET LOSS                                                (265,613)      (420,735)

                                                BIOMERICA, INC. AND SUBSIDIARIES


                    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                                                     (CONTINUED)
================================================================================


YEARS ENDED MAY 31,                                      2003           2002
--------------------------------------------------------------------------------

OTHER COMPREHENSIVE LOSS, net of tax
   Unrealized gain (loss) on
     available-for-sale securities                        10,580         (9,948)
--------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                   $  (255,033)   $  (430,683)
================================================================================

BASIC NET LOSS PER COMMON SHARE:
   Net loss from continuing operations               $     (0.04)   $     (0.11)
   Net income (loss) from discontinued operations          (0.01)          0.03
--------------------------------------------------------------------------------

Basic net loss per common share                      $     (0.05)   $     (0.08)
================================================================================

DILUTED NET LOSS PER COMMON SHARE:
   Net loss from continuing operations               $     (0.04)   $     (0.11)
   Net income (loss) from discontinued operations          (0.01)          0.03
--------------------------------------------------------------------------------

Diluted net loss per common share                    $     (0.05)   $     (0.08)
================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES
   Basic                                               5,304,432      5,100,719
================================================================================

   Diluted                                             5,304,432      5,100,719
================================================================================

                      SEE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND
                        ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                                   BIOMERICA, INC. AND SUBSIDIARIES

                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

===================================================================================================================

                                                 COMMON STOCK           ADDITIONAL       COMMON STOCK SUBSCRIBED
                                         ---------------------------     PAID-IN      -----------------------------
                                            SHARES         AMOUNT        CAPITAL         SHARES          AMOUNT
-------------------------------------------------------------------------------------------------------------------
Balances, May 31, 2001                      4,890,679   $    391,254   $ 16,748,968        146,075    $    110,774

Issuance of subscribed shares                 126,075         10,086         80,688       (126,075)        (90,774)

Private placement                              14,166          1,133          9,067             --              --

Change in unrealized gain (loss) on
   available-for-sale securities                   --             --             --             --              --

Common stock issued for compensation           31,819          2,545         15,194             --              --

Exercise of stock options                       1,625            130            998             --              --

Common stock issued for consulting
   services rendered                          108,000          8,640         55,560             --              --

Compensation expense in connection
   with options and warrants granted               --             --         71,507             --              --

Common stock subscribed for services
   rendered                                        --             --             --          8,333           3,750

Net loss                                           --             --             --             --              --
-------------------------------------------------------------------------------------------------------------------
Balances, May 31, 2002                      5,172,364   $    413,788   $ 16,981,982         28,333    $     23,750

                                      ACCUMULATED OTHER
                                        COMPREHENSIVE    ACCUMULATED
                                         INCOME (LOSS)     DEFICIT           TOTAL
--------------------------------------------------------------------------------------
Balances, May 31, 2001                   $    (10,289)   $(15,767,842)   $  1,472,865

Issuance of subscribed shares                      --              --              --

Private placement                                  --              --          10,200

Change in unrealized gain (loss) on
   available-for-sale securities               (9,948)             --          (9,948)

Common stock issued for compensation               --              --          17,739

Exercise of stock options                          --              --           1,128

Common stock issued for consulting
   services rendered                               --              --          64,200

Compensation expense in connection
   with options and warrants granted               --              --          71,507

Common stock subscribed for services
   rendered                                        --              --           3,750

Net loss                                           --        (420,735)       (420,735)
--------------------------------------------------------------------------------------
Balances, May 31, 2002                   $    (20,237)   $(16,188,577)   $  1,210,706

                                                 (Continued)

                                                                                   BIOMERICA, INC. AND SUBSIDIARIES

                                                        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - CONTINUED

===================================================================================================================

                                                 COMMON STOCK           ADDITIONAL      COMMON STOCK SUBSCRIBED
                                         ---------------------------     PAID-IN      -----------------------------
                                            SHARES         AMOUNT        CAPITAL         SHARES          AMOUNT
-------------------------------------------------------------------------------------------------------------------
Issuance of subscribed shares                  28,333          2,267         21,483        (28,333)        (23,750)

Common stock subscribed for private
   placement                                       --             --             --         18,000           4,500

Private placement                             142,000         11,360         24,140             --              --

Change in unrealized gain (loss) on
   available-for-sale securities                   --             --             --             --              --

Common stock issued for compensation          177,627         14,209         55,058             --              --

Common stock issued for legal services
   rendered                                     2,107            169            442             --              --

Compensation expense in connection
   with options and warrants granted               --             --         34,288             --              --

Net loss                                           --             --             --             --              --
-------------------------------------------------------------------------------------------------------------------
Balances, May 31, 2003                      5,522,431   $    441,793   $ 17,117,393         18,000    $      4,500
===================================================================================================================

                                         ACCUMULATED OTHER
                                           COMPREHENSIVE    ACCUMULATED
                                            INCOME (LOSS)     DEFICIT           TOTAL
-----------------------------------------------------------------------------------------

Issuance of subscribed shares                         --              --              --

Common stock subscribed for private
   placement                                          --              --           4,500

Private placement                                     --              --          35,500

Change in unrealized gain (loss) on
   available-for-sale securities                  10,580              --          10,580

Common stock issued for compensation                  --              --          69,267

Common stock issued for legal services
   rendered                                           --              --             611

Compensation expense in connection
   with options and warrants granted                  --              --          34,288

Net loss                                              --        (265,613)       (265,613)
-----------------------------------------------------------------------------------------
Balances, May 31, 2003                      $     (9,657)   $(16,454,190)   $  1,099,839
=========================================================================================

                               SEE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND
                                 ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                           BIOMERICA, INC. AND SUBSIDIARIES

                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
===========================================================================================

FOR THE YEARS ENDED MAY 31,                                            2003        2002
-------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss from continuing operations                              $(223,867)   $(566,672)
   Adjustments to reconcile net loss to net cash
     (used in) provided by continuing operating
     activities:
     Depreciation and amortization                                    116,547      192,418
     Provision for losses on accounts receivable                       78,772        3,893
     Provision for losses on inventory                                     --       32,683
     Realized gain on sale of available-for-sale securities                --      (10,026)
     Write-off of intangibles                                          10,000      100,320
     Write-off of notes receivable                                         --        7,800
     Warrants and options issued for services rendered                 34,288       71,507
     Common stock issued or subscribed for services rendered           69,878       85,689
     Minority interest in net income of consolidated subsidiaries      49,024       26,154
     Changes in current liabilities and assets
       Accounts receivable                                           (237,664)       9,544
       Inventories                                                    261,080      (91,508)
       Prepaid expenses and other                                     (54,384)     (36,705)
       Other assets                                                        --        3,992
       Accounts payable and other accrued liabilities                 373,944      (13,042)
       Accrued compensation                                            34,918       52,880
-------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                   512,536     (131,073)
-------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Sales of available-for-sale securities                                  --       39,116
   Purchases of property and equipment                               (231,685)     (11,728)
   Increase in intangible assets                                       (7,600)     (20,436)
   Proceeds from sale of subsidiary                                        --      212,500
-------------------------------------------------------------------------------------------

Net cash (used in) provided by investing activities                  (239,285)     219,452
-------------------------------------------------------------------------------------------

                                  (Continued)

                                                BIOMERICA, INC. AND SUBSIDIARIES

================================================================================

 FOR THE YEARS ENDED MAY 31,                                 2003        2002
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease under line of credit borrowings            (65,243)     (74,331)
   (Decrease) increase of shareholder debt                 (61,450)     280,000
   Change in of minority interests                          12,145       11,782
   Exercise of stock options                                    --        1,128
   Sale of common stock, net of offering expenses           40,000       10,200
--------------------------------------------------------------------------------

Net cash (used in) provided by financing activities        (74,548)     228,779
--------------------------------------------------------------------------------

Net cash (used in) discontinued operations                  (2,813)    (114,725)
--------------------------------------------------------------------------------

Net change in cash and cash equivalents                    195,890      202,433

CASH AND CASH EQUIVALENTS, beginning of year               329,277      126,844
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                   $ 525,167    $ 329,277
================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
   CASH PAID DURING THE YEAR FOR:
     Interest                                            $   3,635    $  17,539
================================================================================

     Income taxes                                        $   2,219    $   2,060
================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
   Change in unrealized holding gain (loss) on
     available-for-sale securities                       $  10,580    $  (9,948)
================================================================================

                      SEE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND
                        ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


1. ORGANIZATION AND LIQUIDITY

         ORGANIZATION

         Biomerica, Inc. and Subsidiaries (collectively "the Company") are primarily engaged in the development, manufacture and marketing of medical diagnostic kits and the design, manufacture and distribution of various orthodontic products.

         LIQUIDITY AND GOING CONCERN

         These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns due to historically reporting net losses and negative cash flows from operations. Biomerica's shareholder's line of credit (Note 6) expires on September 13, 2003 and will not be renewed. The unpaid principal and interest will be converted into a note payable bearing interest at 8% and payable in monthly installments over four years.

         Biomerica has suffered substantial recurring losses from operations over the last couple of years. Biomerica has funded its operations through debt and equity financings, and may have to do so in the future. ReadyScript operations were discontinued in May 2001 and Allergy Immuno Technologies, Inc. was sold in May 2002 (see Notes 3 and
         13). ReadyScript and Allergy Immuno Technologies, Inc. were contributors to the Company's losses in the fiscal year 2003. The Company reduced operating costs through certain cost reduction efforts and plans to concentrate on its core business in Lancer and Biomerica to increase sales. Additional cost reductions were made in the first quarter of fiscal 2004. Management believes that cash flows from operations and its available credit coupled with reduced costs and anticipated increased sales will enable the Company to fund operations for at least the next twelve months.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


1. ORGANIZATION AND LIQUIDITY (CONTINUED)

         The Company will continue to have limited cash resources. Although the Company's management recognizes the imminent need to secure additional financing there can be no assurance that the Company will be successful in consummating any such transaction or, if the Company does consummate such a transaction, that the terms and conditions of such financing will not be unfavorable to us. The failure by the Company to obtain additional financing will have a material adverse effect on the Company and likely result in their inability to continue as a going concern.

         Our independent certified public accountants have concluded that there is substantial doubt as to the Company's ability to continue as a going concern for a reasonable period of time, and have, therefore modified their report in the form of an explanatory paragraph describing the events that have given rise to this uncertainty. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements for the years ended May 31, 2003 and 2002 (see Note 3) include the accounts of Biomerica, Inc. ("Biomerica"), Lancer Orthodontics, Inc. ("Lancer"), Allergy Immuno Technologies, Inc. ("AIT") (as discontinued operations) and ReadyScript, Inc. (as discontinued operations). All significant intercompany accounts and transactions have been eliminated in consolidation.

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from those estimates.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company has financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis. The Company's financial instruments consist of its cash and cash equivalents, accounts receivable, line of credit, shareholder debt and accounts payable. The carrying amounts of the Company's financial instruments approximate their fair values at May 31, 2003.

         CONCENTRATION OF CREDIT RISK

         The Company, on occasion, maintains cash balances at certain financial institutions in excess of amounts insured by federal agencies.

         The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company's sales are not materially dependent on a single customer or a small group of customers. he Company performs ongoing credit evaluations of its customers. The Company does not obtain collateral with which to secure its accounts receivable. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses. At May 31, 2003, two customers accounted for 13% and 11% of gross accounts receivable. At May 31, 2002, one customer accounted for 13% of gross accounts receivable. No one customer accounted for 10% or more of revenues for the years ended May 31, 2003 and 2002.

         At May 31, 2003, one company accounted for 27% of accounts payable. At May 31, 2002, one company accounted for 35% of accounts payable. No company accounted for more than 10% of purchases for the years ended May 31, 2003 and 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         GEOGRAPHIC CONCENTRATION

         Approximately $1,135,975 of gross inventory and $59,000 of property and equipment, net of accumulated depreciation and amortization, is located at the Company's wholly-owned subsidiary in Mexico (Note 7).


         CASH EQUIVALENTS

         Cash and cash equivalents consists of demand deposits, money market accounts and mutual funds with remaining maturities of three months or less when purchased.

         AVAILABLE-FOR-SALE SECURITIES

         The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." This statement addresses the accounting and reporting for investments in equity securities which have readily determinable fair values and all investments in debt securities. The Company's marketable equity securities are classified as available-for-sale under SFAS 115 and reported at fair value, with changes in the unrealized holding gain or loss included in shareholders' equity. Available-for-sale securities consist of common stock of unrelated publicly-traded companies and are stated at market value in accordance with SFAS 115. Cost for purposes of computing realized gains and losses is computed on a specific identification basis. The proceeds from the sale of available-for-sale securities during fiscal 2002 totaled $39,116 (see Note 9). The change in the net unrealized holding gain (loss) on available-for-sale securities that has been included as a separate component of shareholders' equity totaled $10,580 and $(9,948) for the years ended May 31, 2003 and 2002, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INVENTORIES

         Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of orthodontic products and biological chemicals. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Such net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industries in which the Company operates are characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheet.

         Inventories consist of the following:

         MAY 31,                                                        2003
         -----------------------------------------------------------------------
         Raw materials                                              $   834,977
         Work in progress                                               374,261
         Finished products                                            1,672,477
         Inventory reserve                                             (231,783)
         -----------------------------------------------------------------------
                                                                      2,649,932

         Long-term                                                       25,000
         -----------------------------------------------------------------------
                                                                    $ 2,674,932
         =======================================================================

         Approximately $1,045,525 of Lancer's gross inventory and $90,450 of Biomerica's gross inventory is located at its manufacturing facility in Mexico as of May 31, 2003.

         Allowances for inventory obsolescence are recorded as necessary to reduce obsolete inventory to estimated net realizable value or to specifically reserve for obsolete inventory that the Company intends to dispose. The inventory items identified for disposal at each year-end are generally discarded during the following year.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to income.

         Depreciation and amortization are provided over the estimated useful lives of the related assets, ranging from 3 to 12 years, using straight-line and declining-balance methods. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Depreciation and amortization expense amounted to $62,540 and $101,968 for the years ended May 31, 2003 and 2002, respectively. At May 31, 2003, approximately $78,000 of Biomerica and Lancer's property and equipment, net of accumulated depreciation and amortization, is located at Lancer's manufacturing facility in Mexico.

         Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. Management has determined that there is no impairment of property and equipment at May 31, 2003.

         INTANGIBLE ASSETS

         On June 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 142 requires that the Company's license agreements be tested annually (or more frequently if impairment indicators arise) for impairment. Upon initial application of SFAS No. 142, the Company determined there was no impairment. The Company has established the date of May 31 on which to conduct its annual impairment test.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Intangible assets are being amortized using the straight-line method over the useful life, not to exceed 18 years for marketing and distribution rights and purchased technology use rights, and 17 years for patents. Marketing and distribution rights include repurchased sales territories. Technology use rights consists of the purchase of manufacturing assets and technology. Amortization amounted to $54,007 and $90,450 for the years ended May 31, 2003 and 2002, respectively (see Note 4).

         The Company assesses the recoverability of these intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. During the years ended May 31, 2003 and 2002, management determined that certain licenses have been impaired as Biomerica no longer manufactured the products covered by the license. The Company recorded an impairment expense for the unamortized balance of the licenses in the amount of $10,000 and $100,320 which is reflected in cost of sales in the accompanying statement of operations for the years ended May 31, 2003 and 2002, respectively.

         RISKS AND UNCERTAINTIES

         LICENSES - Certain of the Company's sales of products are governed by license agreements with outside third parties. All of such license agreements to which the Company currently is a party are for fixed terms which will expire after ten years or upon the expiration of the underlying patents. After the expiration of the agreements or the patents, the Company is free to use the technology that had been licensed. There can be no assurance that the Company will be able to obtain future license agreements as deemed necessary by management. The loss of some of the current licenses or the inability to obtain future licenses could have an adverse affect on the Company's financial position and operations. Historically, the Company has successfully obtained all the licenses it believed necessary to conduct its business.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DISTRIBUTION - Lancer has entered into various exclusive and non-exclusive distribution agreements (the "Agreements") which generally specify territories of distribution, none of which are material. The Agreements range in term from one to five years. Lancer may be dependent upon such distributors for the marketing and selling of its products worldwide during the terms of these agreements. Such distributors are generally not obligated to sell any specified minimum quantities of the Company's product. There can be no assurance of the volume of product sales that may be achieved by such distributors.

         GOVERNMENT REGULATION - Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization in the United States. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

         Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain registrations or approvals required by foreign countries may be longer or shorter than that required for FDA clearance or approval, and requirements for licensing may differ significantly from FDA requirements. There can be no assurance that Biomerica will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Lancer's products are subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

         EUROPEAN COMMUNITY - Lancer is required to obtain certification in the European community to sell products in those countries. The certification requires Lancer to maintain certain quality standards. Lancer has been granted certification. However, there is no assurance that Lancer will be able to retain its certification in the future.

         RISK OF PRODUCT LIABILITY - Testing, manufacturing and marketing of Biomerica's products entail risk of product liability. Biomerica currently has product liability insurance. There can be no assurance, however, that Biomerica will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Biomerica against losses due to product liability. An inability could prevent or inhibit the commercialization of Biomerica's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

         Lancer is subject to the same risks of product liability. Lancer currently has product liability insurance. Lancer also is subject to the risk of loss of its product liability insurance and the consequent exposure to liability.

         HAZARDOUS MATERIALS - Biomerica's manufacturing and research and development involves the controlled use of hazardous materials and chemicals. Although Biomerica believes that safety procedures for handling and disposing of such materials comply with the standards prescribed by state and Federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "ACCOUNTING FOR STOCK-BASED COMPENSATION," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net (loss) income and (loss) earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

         In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT TO SFAS NO. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method on accounting for stock-based employee compensation. The Company currently does not intend to adopt SFAS No. 123 and the implementation of SFAS No. 148 did not have a material effect on the Company's consolidated financial position or results of operations.

         Pro forma information regarding loss per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the years ended May 31, 2003 and 2002; risk free interest rates ranging from 2.33% to 4.37%; dividend yield of 0%; expected life of the options ranging from three to ten years; and volatility factors of the expected market price of the Company's common stock ranging from 104.94% to 216.78%.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense, net loss, and net loss per share (basic and diluted) had compensation costs for the Company's stock option plans been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 are as follows:

         MAY 31,                                       2003              2002
         -----------------------------------------------------------------------

         Net loss from continuing
            operations, as reported                $  (223,867)     $  (566,672)
         Plus:  Stock-based employee
            compensation expense included
            in reported net loss                        11,916            1,612
         Less:  Stock-based employee
            compensation expense
            determined using fair
            value based method                        (182,909)        (629,098)
         -----------------------------------------------------------------------

         Net loss from continuing
            operations, pro forma                  $  (394,860)     $(1,194,158)
         =======================================================================

         Pro forma net loss from
            continuing operations
            per share - basic                      $     (0.07)     $     (0.23)
         =======================================================================

         Pro forma net loss from
            continuing operations
            per share - diluted                    $     (0.07)     $     (0.23)
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         MAY 31,                                       2003              2002
         -----------------------------------------------------------------------

         Net income (loss) from
            discontinued operations,
            as reported                            $   (41,746)     $   145,937
         Plus:  Stock-based employee
            compensation expense
            included in reported net
            loss                                            --               --
         Less:  Stock-based employee
            compensation expense
            determined using fair
            value based method                              --               --
         -----------------------------------------------------------------------

         Net loss from discontinued
            operations, pro forma                  $   (41,746)     $   145,937
         =======================================================================

         Pro forma net loss from
            discontinued operations
            per share - basic                      $     (0.01)     $      0.03
         =======================================================================

         Pro forma net loss from
            discontinued operations
            per share - diluted                    $     (0.01)     $      0.03
         =======================================================================

         MINORITY INTEREST

         Minority interest represents the minority shareholders' proportionate share of the equity of Lancer. At May 31, 2003, Biomerica owned 31.12% of Lancer and 88.9% of ReadyScript. Biomerica sold its interest in AIT on May 30, 2002 (see Notes 3 and 13).

         REVENUE RECOGNITION

         Revenues from product sales are recognized at the time the product is shipped, customarily FOB shipping point, at which point title passes. An allowance is established for estimated returns as revenue is recognized.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RESEARCH AND DEVELOPMENT

         Research and development expenses are expensed as incurred. The Company expensed approximately $263,000 and $160,000 of research and development expenses during the years ended May 31, 2003 and 2002, respectively.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Biomerica and Lancer file separate income tax returns for Federal and state income tax purposes.

         ADVERTISING COSTS

         The Company reports the cost of all advertising as expense in the period in which those costs are incurred. Advertising costs were approximately $16,931 and $27,000 for the years ended May 31, 2003 and 2002, respectively.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CURRENCY

         The functional currency for the Lancer De Mexico subsidiary is dollars. Accordingly, all transactions are recorded using dollars and no adjustments gains and losses on intercompany currency transactions is recorded.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "EARNINGS PER SHARE" ("EPS"). SFAS 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.

         The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted EPS computations.

                                                   For the Years Ended May 31,
                                                 -------------------------------
                                                      2003             2002
         -----------------------------------------------------------------------

         Numerator:
             Loss from continuing operations     $    (223,867)   $    (566,672)
             Gain (loss) from discontinued
                  operations                           (41,746)         145,937
         -----------------------------------------------------------------------

         Numerator for basic and diluted net
             loss per common share               $    (265,613)   $    (420,735)
         =======================================================================

         Denominator for basic net loss per
             common share                            5,304,432        5,100,719
         Effect of dilutive securities:
             Options and warrants                           --               --
         -----------------------------------------------------------------------

         Denominator for diluted net loss per
             common share                            5,304,432        5,100,719
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                                   For the Years Ended May 31,
                                                 -------------------------------
                                                      2003             2002
         -----------------------------------------------------------------------

         Basic net loss per common share:
             Loss from continuing operations     $       (0.04)   $       (0.11)
             Gain (loss) from discontinued
                  operations                             (0.01)            0.03
         -----------------------------------------------------------------------

         Basic net loss per common share         $       (0.05)   $       (0.08)
         =======================================================================

         Diluted net loss per common share:
             Loss from continuing operations     $       (0.04)   $       (0.11)
             Gain (loss) from discontinued
                  operations                             (0.01)            0.03
         -----------------------------------------------------------------------

         Diluted net loss per common share       $       (0.05)   $       (0.08)
         =======================================================================


         The computation of diluted loss per share excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive due to losses incurred by the Company. See summary of outstanding stock options and warrants in Note 7.

         As of May 31, 2003, there was a total of 3,425,386 potential dilutive shares of common stock.

         SEGMENT REPORTING

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 131 "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" ("SFAS 131"). SFAS 131 requires public companies to report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company's business segments are disclosed in Note 10.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REPORTING COMPREHENSIVE INCOME

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards FAS No. 143 ("SFAS No. 143"), "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to all entities and legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of long-lived assets, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 will have a material impact on the Company's consolidated financial position or results of operation.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. This standard was effective for the Company's consolidated financial statements beginning June 1, 2002. The implementation of SFAS No. 144 did not have a material impact on the Company's consolidated financial position or results of operations.

         In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), "Rescission of SFAS No. 44 and 64, Amendment of SFAS No. 13, and Technical Corrections," to update, clarify and simplify existing accounting pronouncements. SFAS No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS No. 64, which amended SFAS No. 4, was rescinded because it was no longer necessary. The adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operations.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146 ("SFAS No. 146"), "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of this statement to have a material effect on the Company's consolidated financial position or results of operations.

         In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about. the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements effective December 1, 2002, in its consolidated financial statements.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003. Adoption of this statement is not expected to have a significant effect on the Company's consolidated financial position or results of operations.

         In November 2002, FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," was issued. FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for guarantees issued after December 31, 2002, while the disclosure requirements were effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the Company's consolidated financial position or results of operations.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities". This interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. FIN No. 46 will require identification of the Company's participation in variable interests entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit them to operate on a stand-alone basis, or whose equity holders lack certain characteristics of a controlling financial interest. For entities identified as VIEs, FIN No. 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE, if any, bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN No. 46 also sets forth certain disclosures regarding interests in VIE that are deemed significant, even if consolidation is not required. The Company does not expect FIN No. 46 will have a material impact on the Company's financial position or results of operations.

         In April 2003, SFAS No. 149, "Amendment Of Statement 133 On Derivative Instruments And Hedging Activities" was issued. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003. Adoption of this statement is not expected to have a significant effect on the Company's financial position or results of operations.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 provides guidance on how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. Many of these instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The statement requires cumulative effect transition for financial instruments existing at the adoption date. The Company does not expect the adoption of this statement to have a material effect on its consolidated financial position or results of operations.

         RECLASSIFICATIONS

         Certain reclassifications have been made to the 2002 consolidated balances to conform to the 2003 presentation.

3. CONSOLIDATED SUBSIDIARIES

         Lancer is engaged in the design, manufacture and distribution of orthodontic products. During 2002, Lancer issued 37,595 shares to Biomerica as reimbursement for expenses paid on Lancer's behalf. The Company valued these shares at $8,271. Biomerica's direct ownership percentage of Lancer is 31.12% and its direct and indirect (via agreements with certain shareholders) voting control over Lancer is greater than 50% as of May 31, 2003.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


3. CONSOLIDATED SUBSIDIARIES (CONTINUED)

         AIT provided immune allergy testing and products to physicians and medical institutions. On May 30, 2002, Biomerica received $212,500 for primarily all its interest in AIT and recorded a gain of $224,481 on the sale. Subsequent to the sale, Biomerica holds 1.4% of the outstanding shares of AIT, which are included in available-for-sale securities. The Asset/Liability Transaction was approved by our board on April 22, 2002. Approval by our stockholders was not required under Delaware corporate law. We understand that AIT's board approved the Asset/Liability Transaction in April of 2002 and that, rather than calling a formal meeting of AIT's stockholders, our consent to that transaction was deemed to constitute the approval of the holders of a majority of AIT's capital stock, as permitted by Delaware corporate law. The gain and loss from operations are included in discontinued operations in the accompanying consolidated statement of operations for the year ended May 31, 2003 (See Note 13).

         The Company's fiscal 2001 losses were partially the result of its investment in ReadyScript. The ReadyScript subsidiary was a development-stage enterprise and required the raising of a significant amount of capital to fund its short-term working capital needs. The ReadyScript operations were discontinued in May 2001 (see Note 13). The net assets and operating results of ReadyScript are included in the accompanying consolidated financial statements as discontinued operations and are held for sale.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


3. CONSOLIDATED SUBSIDIARIES (CONTINUED)

         Operating results for Lancer, AIT (as discussed) and ReadyScript (as discussed) in the aggregate for the years ended May 31, 2003 and 2002, which are included in the consolidated operating results of the Company, are as follows:

                                                        2003            2002
         -----------------------------------------------------------------------

         Net sales                                   $ 5,887,898    $ 6,022,331
         Cost of sales                                 4,143,999      4,159,048
         -----------------------------------------------------------------------

              Gross profit                             1,743,899      1,863,283
         -----------------------------------------------------------------------

         Operating expenses:
            Selling, general and administrative        1,620,004      1,759,920
            Research and development                     107,370          3,842
         -----------------------------------------------------------------------

              Total operating expenses                 1,727,374      1,763,762
         -----------------------------------------------------------------------

         Other income (expense):
            Interest expense, net                         (3,459)       (17,182)
            Other income, net                             59,526        (43,295)
         -----------------------------------------------------------------------

                                                          56,067        (60,477)
         -----------------------------------------------------------------------

         Income (loss) from continuing
            operations before income taxes                72,592         39,044

         Income tax expense                                1,419          1,260
         -----------------------------------------------------------------------

         Net income (loss) from continuing
            operations                                    71,173         37,784

         Discontinued operations of AIT and
            ReadyScript:
            Income (loss) from discontinued
              operations, net                            (41,746)       (78,544)
         -----------------------------------------------------------------------

         Net income (loss)                           $   (29,427)   $    40,760
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


4. INTANGIBLE ASSETS

         Intangible assets, net of accumulated amortization, consist of the following:

         MAY 31,                                                        2003
         -----------------------------------------------------------------------

         Marketing and distribution rights                          $   442,750
         Technology use rights                                          858,328
         Patents and other intangibles                                   77,975
         -----------------------------------------------------------------------

                                                                      1,379,053

         Less accumulated amortization                               (1,309,278)
         -----------------------------------------------------------------------

                                                                    $    69,775
         =======================================================================

         Included in marketing and distribution rights are repurchased sales territories by Lancer which are being amortized straight-line over the estimated useful life of eighteen years. In each of the fiscal years 2003 and 2002, the Company recorded amortization expense of $24,900 related to repurchased sales territories. During fiscal 1985, Lancer purchased certain assets and technology which is being amortized straight-line over the estimated useful life of eighteen years. Lancer recorded amortization expense of $48,696 for each of the years ended May 31, 2003 and 2002 related to these assets. Sales of products manufactured under these agreements comprised approximately 10% and 12% of consolidated revenue for fiscal years ended May 31, 2003 and 2002, respectively.

         The Company has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by the Company. Royalty income in 2003 and 2002 of approximately $53,000 is netted from Cost of Sales for these agreements. Income from these agreements is less than 1% of the total revenue recognized for the fiscal year ended May 31, 2003 and 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


4. INTANGIBLE ASSETS (CONTINUED)

         During the year ended May 31, 2003 and 2002, management determined that certain licenses had been impaired as Biomerica no longer manufactured the product covered by the licenses. The Company recorded an impairment expense for the unamortized balances of the licenses in the amount of $10,000 and $100,320, respectively, which is reflected in cost of sales in the accompanying statement of operations for the year ended May 31, 2002. Amortization expense related to these licenses which is included in the accompanying consolidated statements of operations amounted to $2,442 and $16,854 for the years ended May 31, 2003 and 2002, respectively.

5. LINE OF CREDIT

         Effective October 24, 2001, Lancer obtained a new line of credit with a new lender for borrowing up to $400,000 which is limited to specified percentages of eligible accounts receivable. The outstanding balance at May 31, 2003 was $426. The initial drawings were used to pay off in full the outstanding balance on the previous line of credit. The unused portion available under the line of credit at May 31, 2003, was approximately $365,000. The new line of credit bears interest at prime plus 2% per annum, but in no event shall it be lower than 8% (6.25% at May 31, 2003). In addition to interest, a management fee of 0.25% on the average monthly outstanding loan balance and an unused balance fee of 0.0425% on the average monthly unused portion available are required. The line of credit expires on October 24, 2003.

         The line of credit is collateralized by substantially all the assets of Lancer, including inventories, receivables, and equipment. The lending agreement for the line of credit requires, among other things, that Lancer maintain a tangible net worth of $2,100,000, and prohibits the advancing of funds to Biomerica. Lancer is not required to maintain compensating balances in connection with this lending agreement. The Company was in compliance with its debt covenants at May 31, 2003.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


5. LINE OF CREDIT (CONTINUED)

         The following summarizes information on short-term borrowings for the year ended May 31, 2003:

          MAY 31,                                                         2003
         -----------------------------------------------------------------------

         Average month end balance                                      $ 13,295
         Maximum balance outstanding at any month end                   $130,660
         Weighted average interest rate (computed by dividing
            interest expense by average monthly balance)                    27 %
         Interest rate at year end                                           8 %
         =======================================================================


6. RELATED PARTY TRANSACTIONS

         SHAREHOLDER LINE OF CREDIT

         Biomerica, Inc. entered into an agreement for a line of credit agreement on September 12, 2000 with a shareholder whereby the shareholder will loan to the Company, as needed, up to $500,000 for working capital needs. The line of credit bore interest at 8%, was secured by accounts receivable and inventory, and expires September 13, 2003. The outstanding principal and interest on September 12, 2003 was $337,835, including principal of $288,850 and interest of $48,985, all of which will be converted into a note payable bearing interest at 8% with interest and principal due monthly. The remaining unpaid principal and interest, if any, are due September 12, 2007. The note will be secured by inventory and receivables. There was $303,550 of outstanding principal and $43,963 of unpaid interest under this line of credit at May 31, 2003.

          MAY 31,
         -----------------------------------------------------------------------

             2004                                                    $   49,048
             2005                                                        78,638
             2006                                                        85,165
             2007                                                        92,233
             2008                                                        32,416
         -----------------------------------------------------------------------
                                                                        337,500

         Current portion                                                (49,048)
         -----------------------------------------------------------------------
                                                                     $  288,452
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


6. RELATED PARTY TRANSACTIONS (CONTINUED)

         SHAREHOLDER LOAN

         During 2002 a shareholder advanced the Company $10,000. The loan bears interest at 8% and is due on demand.

         During 2003 and 2002, the Company incurred $29,466 and $19,661, respectively, in interest expense related to the shareholder line of credit and loan, all of which is accrued as of May 31, 2003.

         Biomerica, Inc. leases facilities from a company owned, in part, by a shareholder of the Company. Rent expense of $165,000 was incurred during 2003 for this lease.

         ACCRUED COMPENSATION

         Two officers, who are also shareholders of the Company agreed to defer a portion of their salaries. At May 31, 2003 approximately $91,479 of deferred officer's salary is included in accrued compensation in the accompanying consolidated financial statements. Approximately $121,000 of the total accrued compensation is due to the former chief executive officer's estate.

         See additional related party transactions in Note 11.

7. SHAREHOLDERS' EQUITY

         1991, 1995 AND 1999 STOCK OPTION AND RESTRICTED STOCK PLANS

         In December 1991, the Company adopted a stock option and restricted stock plan (the "1991 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 350,000 of the Company's unissued common stock may be granted to officers, employees or consultants of the Company. Options granted under the 1991 Plan may be granted at prices not less than 85% of the then fair market value of the common stock, vest at not less than 20% per year and expire not more than 10 years after the date of grant.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


7. SHAREHOLDERS' EQUITY (CONTINUED)

         In January 1996, the Company adopted a stock option and restricted stock plan (the "1995 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 500,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. Options granted under the 1995 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

         In August 1999, the Company adopted a stock option and restricted stock plan (the "1999 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 1,000,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. As of January 1, of each calendar year, commencing January 1, 2000, this amount is subject to automatic annual increases equal the lesser of 1.5% of the total number of outstanding common shares assuming conversion of convertible securities or 500,000. Options granted under the 1999 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

         During 1999, the Company granted options to purchase 2,000, 179,850 and 27,900 shares of its common stock at an exercise prices of $0.90, $0.86 and $0.85, respectively, to employees and 2,000 and 7,000 shares to non-employees, at exercise prices of $0.90 and $0.86, respectively. The intrinsic value of the options issued to employees was $0, and the fair value of options issued to non-employees was $4,826 and will be amortized over the service period of four years.

         During 2000, the Company agreed to grant warrants to three medical groups in exchange for services. During 2001, the Company issued 5,000 of these warrants at an exercise price of $3.25. The Company recorded $17,372 of expense related to the fair value of these warrants in 2000. These warrants were canceled during the year ended May 31, 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


7. SHAREHOLDERS' EQUITY (CONTINUED)

         As of May 31, 2003, the Company recognized the remaining compensation expense related to the amortization of the fair value of options to purchase common stock issued prior to June 1, 1999.

         During 2001, the Company granted 257,000 and 6,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options range from $0.50 to $1.50 per share. Management recorded $0 and $18,720, respectively, during the years ended May 31, 2002 and 2001 of expense related to the granting of options to employees. Management recorded $1,386 during each of the years ended May 31, 2002 and 2001 of expense related to the granting of options to non-employees.

         During 2002, the Company granted 229,254 options to purchase shares of the Company's stock to employees for services rendered. The purchase price of the options ranges from $0.42 to $0.90 per share. Management recorded $0 and $1,612 during the years ended May 31, 2003 and 2002 of expense related to the granting of options to employees.

         During 2003, the Company granted approximately 319,500 and 124,000 options and warrants to employees and non-employees, respectively to purchase shares of the Company's stock, for services rendered. The purchase price of the options ranges from $0.20 to $0.30 per share. Management recorded $11,916 and $22,372, respectively, during the year ended May 31, 2003 of expense related to the granting of options to employees and non-employees.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


7. SHAREHOLDERS' EQUITY (CONTINUED)

         Activity as to stock options and warrants under the 1991, 1995 and 1999 plans are as follows:


                                                                        WEIGHTED
                                              NUMBER                    AVERAGE
                                             OF STOCK     PRICE RANGE   EXERCISE
                                             OPTIONS       PER SHARE     PRICE
         -----------------------------------------------------------------------

         Options outstanding at
            May 31, 2001                    3,144,234    $ .50 - $3.25   $ 2.58
         Options granted                      229,254    $  .42 - $.90   $  .59
         Options exercised                     (1,625)   $  .50 - $.86   $  .69
         Options canceled or expired         (286,977)   $ .50 - $3.25   $ 1.49
         -----------------------------------------------------------------------

         Options outstanding at
            May 31, 2002                    3,084,886    $ .42 - $3.00   $ 2.53
         Options granted                      443,500    $  .20 - $.30   $  .25
         Options canceled or expired         (103,000)   $ .50 - $1.91   $ 1.83
         -----------------------------------------------------------------------

         Options and warrants outstanding
            at May 31, 2003                 3,425,386    $ .25 - $2.53   $ 2.26
         =======================================================================

         Options and warrants exercisable
            at May 31, 2003                 3,416,132    $ .20 - $3.00   $ 2.26
         =======================================================================

         The weighted average fair value of options and warrants granted during 2003 and 2002 was $0.45 and $0.40, respectively.

         The following summarizes information about the Company's stock options and warrants outstanding at May 31, 2003:

                                       WEIGHTED
                                        AVERAGE
                                       REMAINING  WEIGHTED     NUMBER   WEIGHTED
             RANGE OF       NUMBER    CONTRACTUAL AVERAGE   EXERCISABLE AVERAGE
             EXERCISE    OUTSTANDING   LIFE IN    EXERCISE   AT MAY 31, EXERCISE
             PRICES      MAY 31, 2003    YEARS     PRICE       2000     PRICE
         -----------------------------------------------------------------------

         $   .42 - $.90      911,511      3.79    $  .46       881,041   $  .45
         $ 1.09 - $1.90      165,875      2.19    $ 1.50        91,125   $ 1.55
         $ 2.62 - $3.00    2,348,000      1.06    $ 2.99     1,584,776   $ 2.99
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


7. SHAREHOLDERS' EQUITY (CONTINUED)

         STOCK ACTIVITY

         During 2002, the Company sold 14,166 shares of its common stock at a selling price of $0.72 per share. Proceeds to the Company were $10,200.

         During 2002, the Company, issued 108,000 shares of common stock to various consultants for services provided. The Company valued these shares at $64,200.

         During 2002, the Company, issued 31,819 shares of common stock to employees as compensation. The Company valued these shares at $17,739.

         During 2002, the Company issued 8,333 shares of common stock to an employee as compensation. The Company valued these shares at $3,750.

         During 2003, the Company agreed to sell 18,000 shares of its common stock at a selling price of $0.25 per share. Proceeds to the Company were $4,500. As of May 31, 2003, the shares have not been issued and accordingly have been classified as common stock subscribed.

         During 2003, the Company sold 142,000 shares of its common stock at a selling price of $0.25 per share. Proceeds to the Company were $35,500.

         During 2003, the Company, issued 177,627 shares of common stock to employees as compensation. The Company valued these shares at $69,267.

         During 2002, the Company, issued 20,000 shares of common stock to a consultant for legal services provided. As of May 31, 2002, these shares were classified as common stock subscribed and valued by the Company at $20,000. These shares have been issued as of May 31, 2003. During 2003, the Company issued this consultant an additional 2,107 shares of common stock for legal services provided. The Company valued these shares at $611.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


7. SHAREHOLDERS' EQUITY (CONTINUED)

         SUBSIDIARY OPTIONS AND WARRANTS

         During the year ended May 31, 2002, the Company granted 20,000 options to purchase shares of the Company's common stock at an exercise price of $0.40 to an employee of the Company for services rendered. The options have a term of one year. Management assigned a value of $0 to the options.

         During the year ended May 31, 2003, Lancer granted 70,000 options to purchase shares of the Company's common stock at an exercise price of $0.26 to certain employees of the Company for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         During the year ended May 31, 2003, Lancer granted 40,000 options to purchase shares of the Company's common stock at an exercise price of $0.28 to an employee of the Company for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         During the year ended May 31, 2003, Lancer granted 30,000 options to purchase shares of the Company's common stock at an exercise price of $0.28 to certain employees of the Company for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         There were 430,500 and 293,166 options outstanding and exercisable, respectively, (at a weighted average exercise price of $.53) to acquire Lancer common stock at May 31, 2003.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


8. INCOME TAXES

         Income tax expense from continuing operations for the years ended May 31, 2003 and 2002 consists of the following current provisions:

         MAY 31,                                           2003          2002
         -----------------------------------------------------------------------
         U.S. Federal                                   $      --     $      --

         State and local                                    2,219         2,060
         -----------------------------------------------------------------------

                                                        $   2,219     $   2,060
         =======================================================================

         Income tax expense from continuing operations differs from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to pretax loss as a result of the following:

         MAY 31,                                           2003          2002
         -----------------------------------------------------------------------

         Computed "expected" tax benefit                $ (77,577)    $(197,614)
         Increase (reduction) in income taxes
            resulting from:
            Meals and entertainment                         3,958         5,363
            Change in valuation allowance                 (20,127)      168,831
            Equity in earnings of affiliates
              not subject to taxation because
              of dividends- received deduction
              for tax purposes                             93,746        23,420
            State income taxes                              2,219         2,060
         -----------------------------------------------------------------------

                                                        $   2,219     $   2,060
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


8. INCOME TAXES (CONTINUED)

         The tax effect of temporary differences that give rise to significant portions of liabilities are presented below.

         MAY 31,                                                       2003
         -----------------------------------------------------------------------

         Deferred tax assets (liabilities):
           Accounts receivable, principally
             due to allowance for doubtful
             accounts and sales returns                             $    48,175
           Inventories, principally due to
             additional costs inventoried for
           tax purposes pursuant to the Tax
             Reform Act of 1986 and
             allowance for inventory
             obsolescence                                               142,324
           Compensated absences and
             deferred payroll, principally due
             to accrual for financial reporting
             purposes                                                   114,129
           Net operating loss
             carryforwards                                            2,305,703
           Tax credit carryforwards                                     136,010
           Accumulated Depreciation of Property
             and Equipment                                              (23,107)
           Marketing rights, principally due to
             amortization                                               (14,000)
         -----------------------------------------------------------------------

                                                                      2,709,234

         Less valuation allowance                                    (2,709,234)
         -----------------------------------------------------------------------

         Net deferred tax asset (liability)                         $        --
         =======================================================================


         The Company has provided a valuation allowance for all of its deferred tax assets as of May 31, 2003. Management provided such allowance as it is currently more likely than not that the Company will not generate taxable income sufficient to realize such assets in foreseeable future reporting periods.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


8. INCOME TAXES (CONTINUED)

         As of May 31, 2003, Biomerica had net tax operating loss carryforwards of approximately $4,384,000 and investment tax and research and development credits of approximately $62,000, which are available to offset future Federal tax liabilities. The carryforwards expire at varying dates from 2004 to 2022. As of May 31, 2003, Biomerica has net operating tax loss carryforwards of approximately $1,177,000 available to offset future state income tax liabilities, which expire through 2012.

         As of May 31, 2003, Lancer had net tax operating loss carryforwards of approximately $2,059,000 and business tax credits of approximately $64,000 available to offset future Federal tax liabilities. The carryforwards expire through 2021. As of May 31, 2003, Lancer has net tax operating loss carryforwards of approximately $70,000 and business tax credits of approximately $10,000 available to offset future state income tax liabilities. The state carryforwards expire at varying dates through 2011.

         On September 11, 2002, California passed one of the budget trailer bills that implemented the state's 2002-2003 Budget Bill (A425). The new law suspends the net operating loss ("NOL") carryover deduction for tax years 2002 and 2003. To compensate for the deduction suspension, the period of availability for these NOL deductions has been extended for two years.

         Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company's net operating loss ("NOL") and credit carryforwards will be limited by statute because of a cumulative change in ownership of more than 50%. We have had numerous equity transactions that have more likely than not resulted in several changes in ownership of us as defined by Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Pursuant to Sections 382 and 383 of the Code, the annual use of our NOLs would be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. Should Section 382 ownership change have occurred, there would be a substantial limitation on our ability to utilize our NOLs to offset future taxable income.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


9. INSURANCE CLAIM RECEIVABLE

         Management of Lancer completed an assessment of two occurrences of theft of inventory located at its wholly-owned and consolidated subsidiary, Lancer De Mexico, in January and April of 2002. The carrying value of the inventory stolen approximated $82,000, valued at standard cost, which has been reflected in the accompanying financial statements as a reduction in inventories and an addition to insurance claim receivable. Subsequent to year-end, the Company received $51,000 as an initial payment on the claim. The Company expects to receive an aggregate amount above cost representing the value of the stolen inventory at net average selling price, less commissions and royalties.

10. BUSINESS SEGMENTS

         Reportable business segments are identified by product line and for the years ended May 31, 2003 and 2002 are as follows:

                                                         2003           2002
         -----------------------------------------------------------------------

         Domestic sales:
            Orthodontic products                     $ 3,144,000    $ 3,031,000
         =======================================================================

            Medical diagnostic products              $ 1,466,000    $ 1,223,000
         =======================================================================

         Foreign sales:
            Orthodontic products                     $ 2,744,000    $ 2,991,000
         =======================================================================

            Medical diagnostic products              $ 1,706,000    $ 1,353,000
         =======================================================================

         Net sales:
            Orthodontic products                     $ 5,888,000    $ 6,022,000
            Medical diagnostic products                3,172,000      2,576,000
         -----------------------------------------------------------------------

         Total                                       $ 9,060,000    $ 8,598,000
         =======================================================================

         Operating profit (loss):
            Orthodontic products                     $    17,000    $    99,000
            Medical diagnostic products                 (227,000)      (565,000)
         -----------------------------------------------------------------------

         Total                                       $  (210,000)   $  (466,000)
         =======================================================================

         Operating loss from discontinued segment:
            AIT                                      $        --    $   (75,790)
            ReadyScript                                  (41,746)        (2,754)
         -----------------------------------------------------------------------

         Total                                       $   (41,746)   $   (78,544)
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


10. BUSINESS SEGMENTS (CONTINUED)

                                                         2003           2002
         -----------------------------------------------------------------------

         Domestic long-lived assets:
            Orthodontic products                     $   241,000    $   110,000
            Medical diagnostic products                  179,000        208,000
         -----------------------------------------------------------------------

         Total                                       $   420,000    $   318,000
         =======================================================================

         Foreign long-lived assets:
            Orthodontic products                     $    18,000    $    27,000
            Medical diagnostic products                   19,000             --
         -----------------------------------------------------------------------

         Total                                       $    37,000    $    27,000
         =======================================================================

         Total assets:
            Orthodontic products                     $ 3,751,000    $ 3,646,000
            Medical diagnostic products                1,797,000      1,631,000
         -----------------------------------------------------------------------

         Total                                       $ 5,548,000    $ 5,277,000
         =======================================================================

         Depreciation and amortization expense:
            Orthodontic products                     $    79,000    $   107,000
            Medical diagnostic products                   38,000         85,000
         -----------------------------------------------------------------------

         Total                                       $   117,000    $   192,000
         =======================================================================

         Capital expenditures:
            Orthodontic products                     $   198,000    $     4,000
            Medical diagnostic products                   34,000          8,000
         -----------------------------------------------------------------------

         Total                                       $   232,000    $    12,000
         =======================================================================


         The net sales as reflected above consist of sales to unaffiliated customers only as there were no significant intersegment sales during fiscal years 2003 and 2002. No customer accounted for more than 10% of net sales during fiscal years 2003 and 2002.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


10. BUSINESS SEGMENTS (CONTINUED)

         Geographic information regarding net sales and operating loss is as follows:


                                                         2003          2002
         -----------------------------------------------------------------------

         Net sales:
            United States                            $ 4,610,000   $ 4,254,000
            Europe                                     2,393,000     2,313,000
            South America                                460,000       498,000
            Asia                                         228,000       199,000
            Other foreign                              1,369,000     1,334,000
         -----------------------------------------------------------------------

         Total net sales                             $ 9,060,000   $ 8,598,000
         =======================================================================

         Identifiable assets by business segment are those assets that are used in the Company's operations in each industry. Identifiable assets are held primarily in the United States.

11. COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         Biomerica leases its primary facility under a non-cancelable operating lease expiring October 31, 2005, with monthly base rent of $15,000 with a 3% increase effective September 1, 2003. The facilities are owned and operated by four of the Company's shareholders. Management believes there would be no significant difference in the terms of the leases if they were with a third party. Total rent expense for this facility was approximately $164,963 and $179,000 during the years ended May 31, 2003 and 2002, respectively.

         Biomerica has subleased a portion of its facility under a non-cancelable operating lease expiring May 16, 2003, the Company recorded base rental income of $18,062 and $1,642 during the years ended May 31, 2003 and 2002, respectively.

         Biomerica entered into a non-cancelable operating lease for a copier in November 2001 which expires November 2006, which requires monthly rentals of $279. Total expense for the copier was approximately $3,300 during the year ended May 31, 2003.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Lancer leases its main facility under a non-cancelable operating lease expiring December 31, 2003, as extended, which requires monthly rentals that increase annually, from $2,900 per month in 1994 to $6,317 per month in 2004. The lease expense is being recognized on a straight-line basis over the term of the lease. The excess of the expense recognized over the cash paid aggregates $3,903 at May 31, 2003, and is included in accrued liabilities in the accompanying consolidated balance sheet. Total rental expense for this facility for each of the years ended May 31, 2003 and 2002 was approximately $74,000 and $69,000, respectively..

         Lancer entered into a non-cancelable operating lease for its Mexico subsidiary which expires March 2009, which requires average monthly rentals of approximately $6,000. Total expense for this facility was approximately $76,000 and $69,000 during the years ended May 31, 2003 and 2002, respectively.

         Lancer entered into a non-cancelable operating lease for a copier in February 2002 which expires February 2006, which requires monthly rentals of $189. Total expense for the copier was approximately $2,300 during the year ended May 31, 2003.

         Rental expense for all operating leases amounted to approximately $317,000 and $321,000 for the years ended May 31, 2003 and 2002, respectively. The future annual minimum payments, net of sublease income, are as follows:

         YEARS ENDING MAY 31,                                         Amount
         -----------------------------------------------------------------------

         2004                                                      $    349,277
         2005                                                           306,408
         2006                                                           197,691
         2007                                                           117,066
         Thereafter                                                     211,552
         -----------------------------------------------------------------------

         Minimum lease payments, net                               $  1,181,994
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         MANUFACTURING AGREEMENT

         In May 1990, the Company entered into a manufacturing subcontractor agreement (the "Manufacturing Agreement"), whereby the subcontractor agreed to provide manufacturing services to the Company through its affiliated entities located in Mexicali, B.C., Mexico. Since October 2000, the manufacturing agreement was operated on a month-to-month basis. During fiscal 2002, the operations in Mexico were transferred into a newly created Mexican corporation (Lancer de Mexico) and became a wholly-owned and consolidated subsidiary of Lancer. This subsidiary now also administers services previously provided by an independent manufacturing contractor. Should the company discontinue operations in Mexico, it is responsible for the accumulated employee seniority obligation as prescribed by Mexican law. At May 31, 2003, this obligation was approximately $401,138. Such obligation is contingent in nature and accordingly has not been accrued in the accompanying consolidated balance sheet.

         LICENSE AND ROYALTY AGREEMENT

         Lancer has entered into various of license and/or royalty agreements pursuant to which it has obtained rights to manufacture and market certain products. The agreements are for various durations expiring through 2007 and they require the Company to make payments based on the sales of the individual licensed products.

         Lancer has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by Lancer.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         RETIREMENT SAVINGS PLAN

         Effective September 1, 1986, the Company established a 401(k) plan for the benefit of its employees. The plan permits eligible employees to contribute to the plan up to the maximum percentage of total annual compensation allowable under the limits of Internal Revenue Code Sections 415, 401(k) and 404. The Company, at the discretion of its Board of Directors, may make contributions to the plan in amounts determined by the Board each year. No contributions by the Company have been made since the plan's inception.

         LITIGATION

         The Company is, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse affect on the Company's consolidated financial position, results of operations or cash flows.

         NASDAQ SMALL CAP MARKET LISTING REQUIREMENTS

         The Company was notified by NASDAQ that it was no longer in compliance with either the minimum $2,000,000 net tangible assets or $2,500,000 stockholders' equity requirement for continued listing on the NASDAQ Small Cap Market under Marketplace rule 4310(c)(2)(B). Effective June 20, 2002, the Company was delisted. The Company's securities were immediately eligible for trade on the OTC Bulletin Board.

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


12. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

         Lancer's line-of-credit prohibits the transfer or dividend of funds to Biomerica, Inc. As a result, the following condensed unconsolidated balance sheet for Biomerica, Inc. as of May 31, 2003, and the condensed unconsolidated statements of operations and cash flows for the years ended May 31, 2003 and 2002 have been provided. No cash dividends were paid by the consolidated subsidiaries (see Note 3) during the years ended May 31, 2003 and 2002.

                         CONDENSED UNCONSOLIDATED BALANCE SHEET

          MAY 31,                                                       2003
         -----------------------------------------------------------------------

                                         ASSETS

         CURRENT ASSETS:
              CASH                                                  $    13,760
              AVAILABLE-FOR-SALE SECURITIES                              13,112
              ACCOUNTS RECEIVABLE, NET                                  563,795
              INVENTORIES                                               900,916
              NOTES RECEIVABLE                                            2,419
              PREPAID EXPENSES AND OTHER                                100,413
         -----------------------------------------------------------------------

         TOTAL CURRENT ASSETS                                         1,594,415

         INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED
              SUBSIDIARY, RESTRICTED                                    969,592
         INVENTORY, NON-CURRENT                                          25,000
         PROPERTY AND EQUIPMENT, NET 163,678
         INTANGIBLE ASSETS                                               34,500
         -----------------------------------------------------------------------

                                                                    $ 2,787,185
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


12. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)

                   CONDENSED UNCONSOLIDATED BALANCE SHEET (CONTINUED)

          MAY 31,                                                       2003
         -----------------------------------------------------------------------

                          LIABILITIES AND SHAREHOLDERS' EQUITY

         CURRENT LIABILITIES:
              ACCOUNTS PAYABLE AND ACCRUED LIABILITIES             $    764,727
              ACCRUED COMPENSATION                                      243,950
              CURRENT PORTION OF SHAREHOLDER LOANS                       58,800
         -----------------------------------------------------------------------

         TOTAL CURRENT LIABILITIES                                    1,067,477
         -----------------------------------------------------------------------

         SHAREHOLDER LOANS                                              254,750

         EQUITY IN LOSSES OF UNCONSOLIDATED SUBSIDIARIES, NET OF
              ADVANCES, UNRESTRICTED                                    365,119
         -----------------------------------------------------------------------

         SHAREHOLDERS' EQUITY:
              COMMON STOCK                                              446,293
              ADDITIONAL PAID-IN CAPITAL                             17,117,393
              ACCUMULATED OTHER COMPREHENSIVE LOSS                       (9,657)
              ACCUMULATED DEFICIT                                   (16,454,190)
         -----------------------------------------------------------------------

         TOTAL SHAREHOLDERS' EQUITY                                   1,099,839
         -----------------------------------------------------------------------

                                                                   $  2,787,185
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


12. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)


                CONDENSED UNCONSOLIDATED STATEMENT OF OPERATIONS

          MAY 31,                                        2003           2002
         -----------------------------------------------------------------------

         NET REVENUES                                $ 3,172,040    $ 2,575,723
         COST OF SALES                                 2,017,486      1,903,414
         -----------------------------------------------------------------------

             GROSS PROFIT                              1,154,554        672,309
         -----------------------------------------------------------------------

         OPERATING EXPENSES:
         SELLING, GENERAL AND ADMINISTRATIVE           1,225,491      1,081,335
         RESEARCH AND DEVELOPMENT                        155,471        155,916
         -----------------------------------------------------------------------

         TOTAL OPERATING EXPENSES                      1,380,962      1,237,251
         -----------------------------------------------------------------------

             OPERATING LOSS                             (226,408)      (564,942)

         OTHER EXPENSE                                   (18,808)       (12,560)
         -----------------------------------------------------------------------

         LOSS FROM OPERATIONS BEFORE INTEREST
             IN NET INCOME OF CONSOLIDATED
             SUBSIDIARIES AND INCOME TAXES              (245,216)      (577,502)

         INTEREST IN NET INCOME OF
             CONSOLIDATED SUBSIDIARIES                    22,149         11,630

         INTEREST IN NET LOSS OF CONSOLIDATED
             SUBSIDIARIES - DISCONTINUED
             OPERATIONS                                  (41,746)       (78,544)
         GAIN ON SALE OF SUBSIDIARY                           --        224,481
         -----------------------------------------------------------------------

         LOSS FROM OPERATIONS BEFORE INCOME
             TAXES                                      (264,813)      (419,935)

         INCOME TAX EXPENSE                                  800            800
         -----------------------------------------------------------------------

         NET LOSS                                    $  (265,613)   $  (420,735)
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


12. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)


                CONDENSED UNCONSOLIDATED STATEMENT OF CASH FLOWS

          FOR THE YEARS ENDED MAY 31,                    2003           2002
         -----------------------------------------------------------------------

         CASH FLOWS FROM OPERATING ACTIVITIES:
             NET LOSS                                $  (265,613)   $  (420,735)
             ADJUSTMENTS TO RECONCILE NET
                  INCOME TO NET CASH USED IN
                  OPERATING ACTIVITIES:
                  DEPRECIATION AND AMORTIZATION           38,230         84,648
                  PROVISION FOR LOSSES ON
                      ACCOUNTS RECEIVABLE                 21,861             --
                  REALIZED GAIN ON SALE OF
                      AVAILABLE-FOR-SALE
                      SECURITIES                              --        (10,026)
                  LOSS OF SUBSIDIARIES                    38,932         66,914
                  OPTIONS AND WARRANTS ISSUED
                      FOR SERVICES RENDERED               34,899         71,507
                  COMMON STOCK ISSUED OR
                      SUBSCRIBED FOR SERVICES
                      RENDERED                            69,267         85,689
                  GAIN ON SALE OF SUBSIDIARY                  --       (224,481)
                  INCREASE IN INVESTMENT IN
                      AND ADVANCES TO
                      CONSOLIDATED SUBSIDIARIES           (8,829)      (153,637)
                  WRITE-OFF OF INTANGIBLES                10,000        100,320
                  WRITE-OFF OF NOTES RECEIVABLE               --          7,800
                  NET CHANGE IN OTHER CURRENT
                      ASSETS AND CURRENT
                      LIABILITIES                        (65,701)        78,526
         -----------------------------------------------------------------------

         NET CASH USED IN OPERATING ACTIVITIES          (126,954)      (313,475)
         -----------------------------------------------------------------------

         CASH FLOWS FROM INVESTING ACTIVITIES:
             SALES OF AVAILABLE-FOR-SALE
                 SECURITIES                                   --         39,116
             INCREASE IN INTANGIBLE ASSETS                (7,602)       (20,436)
             PROCEEDS FROM SALE OF SUBSIDIARY                 --        212,500
             PURCHASE OF PROPERTY AND EQUIPMENT          (30,926)        (8,341)
         -----------------------------------------------------------------------

         NET CASH (USED IN) PROVIDED BY
             INVESTING ACTIVITIES                        (38,528)       222,839
         -----------------------------------------------------------------------

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


12. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)


                CONDENSED UNCONSOLIDATED STATEMENT OF CASH FLOWS,
                                   CONTINUED

          FOR THE YEARS ENDED MAY 31,                    2003           2002
         -----------------------------------------------------------------------


         CASH FLOWS FROM FINANCING ACTIVITIES:
             NET DECREASE IN SHAREHOLDER LOANS           (61,450)         1,128
             SALE OF COMMON STOCK, NET OF
             OFFERING EXPENSES                            40,000         10,200
             INCREASE IN SHAREHOLDER LOANS                    --        280,000
         -----------------------------------------------------------------------
         NET CASH (USED IN) PROVIDED BY                  (21,450)       291,328
             FINANCING ACTIVITIES
         -----------------------------------------------------------------------

         NET CHANGE IN CASH AND CASH
             EQUIVALENTS                                (186,932)       200,692

         CASH AND CASH EQUIVALENTS AT
             BEGINNING OF YEAR                           200,692             --
         -----------------------------------------------------------------------

         CASH AND CASH EQUIVALENTS AT END OF
             YEAR                                    $    13,760    $   200,692
         =======================================================================

         SUPPLEMENTAL DISCLOSURE OF CASH FLOW
             INFORMATION -
             CASH PAID DURING THE YEAR FOR:
                  INTEREST                           $        --    $        --
                  INCOME TAXES                       $       800    $       800

         SUPPLEMENTAL SCHEDULE OF NON-CASH
             INVESTING AND FINANCING ACTIVITIES
             CHANGE IN UNREALIZED HOLDING GAIN
                 ON AVAILABLE-FOR-SALE
                 SECURITIES                          $    10,580    $    (9,948)
         =======================================================================

                                                BIOMERICA, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                               YEARS ENDED MAY 31, 2003 AND 2002

================================================================================


13. DISCONTINUED OPERATIONS

         The following summarizes the net liabilities of the discontinued operations ReadyScript and AIT as of May 31, 2003 and the results of its operations for each of the years in the two-year period ended May 31, 2003.

          Balance sheet items:

          MAY 31,                                         2003           2002
         -----------------------------------------------------------------------

         Assets:
             Prepaid expenses and other                $   2,491      $   2,436
             Equipment                                     3,323         43,508
         -----------------------------------------------------------------------

                                                           5,814         45,944

         Less liabilities:
             Accrued liabilities                        (370,933)      (372,131)
         -----------------------------------------------------------------------

         Net liabilities                               $ 365,119      $ 326,187
         =======================================================================

          Results of its operations items:

          YEARS ENDED MAY 31,                             2003           2002
         -----------------------------------------------------------------------

         Revenues                                      $      --      $  46,417

         Cost and expenses:
             Cost of Sales                                    --        (63,434)
             General and administrative                  (41,746)       (61,527)
             Research and development                         --             --
         -----------------------------------------------------------------------

         Total costs                                     (41,746)      (124,961)
         -----------------------------------------------------------------------

         Loss from operations                          $ (41,746)     $ (78,544)
         =======================================================================